                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                               KANA SOFTWARE, INC.
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May 7, 2002

Dear Stockholders:

You are cordially invited to attend our 2002 annual meeting of stockholders of KANA Software, Inc., to be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 4, 2002, at 9:00 a.m. Pacific Time. The matters expected to be acted upon at our annual meeting are the election of two Class III directors to our Board of Directors, and ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend our annual meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to our meeting so that your shares will be represented at our meeting. Returning the proxy does not deprive you of your right to attend our meeting and to vote your shares in person.

We hope to see you at our annual meeting.

Sin	cerely,

Ch	uck Bay
Ch	ief Executive Officer and President

This proxy statement is dated May 7, 2002, and was first mailed to KANA stockholders on or about May 9, 2002.

KANA SOFTWARE, INC.
181 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of KANA Software, Inc. will be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 4, 2002, at 9:00 a.m., Pacific Time.

At our annual meeting, you will be asked to consider and vote upon the following matters:

1.  The election of two Class III directors of KANA, to serve until our 2005 annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation, death or removal. Our Board of Directors intends to present Chuck Bay and James C. Wood as its nominees for election as Class III directors.

2.  A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year 2002.

3.  To transact such other business as may properly come before our annual meeting or any adjournment of our meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 17, 2002 are entitled to notice of and to vote at our annual meeting or any adjournment of our meeting.

By	Order of the Board of Directors

Ch	uck Bay
Ch	ief Executive Officer and President

Menlo Park, California
May 7, 2002

WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT OUR MEETING.

KANA SOFTWARE, INC.
181 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025

PROXY STATEMENT

May 7, 2002

The accompanying proxy is solicited on behalf of the Board of Directors of KANA Software, Inc., a Delaware corporation, for use at our annual meeting of stockholders, to be held at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, on Tuesday, June 4, 2002, at 9:00 a.m. Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 9, 2002. Our 2001 annual report to stockholders is enclosed with this proxy statement.

Record Date and Quorum

Only holders of our common stock of record at the close of business on April 17, 2002, the record date, will be entitled to vote at our annual meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at our meeting. At the close of business on the record date, we had 22,743,989 shares of common stock outstanding and entitled to vote, held of record by approximately 1,511 stockholders.

Voting Rights

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether a quorum is present at our annual meeting.

Required Votes

Proposal 1.    Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the election of directors.

Proposal 2.    Ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended December 31, 2002 requires the affirmative vote of the majority of shares present in person or represented by proxy at our annual meeting that are voted “for”, “against” or “abstain” on the proposal. Broker non-votes will not affect the outcome of the vote with respect to this proposal.

All votes will be tabulated by the inspector of elections appointed for our annual meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting Electronically via the Internet

In addition to voting in person or by returning the enclosed proxy card, stockholders whose shares are registered directly with U.S. Stock Transfer Corporation may vote via the Internet. Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth on the enclosed proxy card. The Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage you may be eligible nonetheless to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Voting of Proxies

The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at our annual meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at our meeting will be counted as votes “for” such proposal (or, in the case of the election of directors, as a vote “for” election to the board of all the nominees presented by our Board of Directors). We are not aware of any other matters to be brought before our meeting. However, as to any business that may properly come before our meeting, we intend that proxies that are executed and returned prior to our annual meeting will be voted in accordance with the judgment of the persons holding such proxies.

In the event that sufficient votes in favor of the proposals are not received by the date of our annual meeting, the persons named as proxies may propose one or more adjournments of our meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at our meeting.

We will pay the expenses of soliciting proxies to be voted at our annual meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of Proxies

Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to our annual meeting or at our annual meeting prior to the vote pursuant to the proxy that is to be revoked. A proxy may be revoked by a writing delivered to us stating that a particular proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at our meeting, or by attendance at our meeting by the person who signed the earlier proxy and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at our annual meeting, you must bring to our meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors presently consists of five members, two of which are to be elected at our 2002 annual meeting. These directors will be elected to hold office until our 2005 annual meeting of stockholders and until their successors are duly elected and qualified, or until such directors’ earlier resignation, death or removal.

The nominees for election as Class III directors are Charles Bay and James C. Wood, each of whom currently serves as a Class III director of our Board. Shares represented by the accompanying proxy will be voted “for” the election of each of Messrs. Bay and Wood unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that either Mr. Bay or Mr. Wood is unable to serve for any reason, the proxies may be voted for such substitute nominee(s) as the proxy holder may determine. Messrs. Bay and Wood have consented to being named in this proxy statement and to serve if elected. Messrs. Bay and Wood will be elected by a plurality of the votes of the shares present in person or represented by proxy at our annual meeting and entitled to vote in the election of directors. Should there be more than two nominees for election as directors, the two nominees who receive the greatest number of votes cast for the election of directors at our meeting, a quorum being present, will become Class III directors at the conclusion of the tabulation of votes.

Nominees and Continuing Directors

The following table sets forth the names of the director nominees and our continuing directors and information about each:

Nominees

Name	Age	Committee Memberships	Principal Occupation	Director Since
Chuck Bay	44	N/A	Chief Executive Officer and President, KANA	2001

James C. Wood	45	N/A	Chairman of the Board, KANA	2000

Continuing Directors

Name	Age	Committee Memberships	Principal Occupation	Director Since
Massood Zarrabian	52	Audit	President and Chief Executive Officer, Outstart, Inc.	2001

Robert W. Frick	64	Audit, Compensation	Retired	1999

Kevin Harvey	37	Audit, Compensation	Managing Member, Benchmark Capital LLC	2001

Board of Directors

Our Board of Directors is divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office of our Class I directors will expire at the annual meeting of stockholders to be held in 2003, the term of office of our Class II directors will expire at the annual meeting of stockholders to be held in 2004, and the term of office of our Class III director will expire at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. Mr. Zarrabian is a Class I director, Messrs. Frick and Harvey are Class II directors and Messrs. Bay and Wood are Class III directors.

The Board of Directors met 17 times in 2001, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served.

Nominees for Election—Class III Directors (Term to Expire in 2005)

Chuck Bay.    Mr. Bay has been our Chief Executive Officer, President and a member of the Board of Directors since the merger with Broadbase in June 2001. Mr. Bay was formerly Chief Executive Officer of

Broadbase, which he joined as Chief Financial Officer and General Counsel in January 1998. Mr. Bay also served as Executive Vice President of Operations of Broadbase. From July 1997 to January 1998, Mr. Bay served as Chief Financial Officer and General Counsel for Reasoning, Inc., a software company. From January 1995 to August 1997, Mr. Bay served as Chief Financial Officer and General Counsel, for Pure Atria Software, Inc., a software company. From April 1994 to January 1995, Mr. Bay served as President and Chief Financial Officer of Software Alliance Corporation, a software company. Mr. Bay holds a B.S. in business administration from Illinois State University and a J.D. from the University of Illinois.

James C. Wood.    Mr. Wood joined us in April 2000 as a director in connection with our acquisition of Silknet and served as our President from May 2000 until he was appointed as our Chief Executive Officer and Chairman of the Board of Directors in January 2001. Mr. Wood founded Silknet in March 1995 and served as its Chairman of the Board, President and Chief Executive Officer. From January 1988 until November 1994, Mr. Wood served as President and Chief Executive Officer of CODA Incorporated, a subsidiary of CODA Limited, a financial accounting software company. Mr. Wood also served as a director of CODA Limited from November 1988 until November 1994. Mr. Wood holds a B.S. in Electrical Engineering from Villanova University.

Continuing Class I Director (Term to Expire in 2003)

Massood Zarrabian.    Mr. Zarrabian has served as a member of the Board of Directors since we acquired Servicesoft, Inc. in December 2000. Mr. Zarrabian is currently the President and Chief Executive Officer of Outstart, Inc. He formerly served as President, E-Service Division for Broadbase from December 2000 through his departure in April 2001. From July 1999 to December 2000, Mr. Zarrabian was Chief Executive Officer and President of Servicesoft, Inc. Prior to Servicesoft, Mr. Zarrabian served as the Vice President Development Operations at Lewtan Technologies Inc. Before joining Lewtan, he held the position of Chief Operating Officer at Cayenne Software, Inc. Mr. Zarrabian has also held a number of executive management positions at Bachman Information Systems and Computervision Corporation. Mr. Zarrabian holds a B.S. in Civil Engineering from the Massachusetts Institute of Technology.

Continuing Class II Directors (Term to Expire in 2004)

Robert W. Frick.    Mr. Frick has served as one of our directors since August 1999. From 1976 until his retirement in 1998, Mr. Frick served in various capacities including Vice Chairman of the Board, Chief Financial Officer, head of the World Banking Group for Bank of America, Managing Director of BankAmerica International, and President of Bank of America’s venture capital subsidiary. Mr. Frick previously served as a director of Connectify, Inc. from its founding to its acquisition by us, and he currently serves on the Boards of Directors of six private companies. Mr. Frick holds a B.S. in Civil Engineering and an M.B.A. from Washington University in St. Louis, Missouri.

Kevin Harvey.    Mr. Harvey has served as a member of the Board of Directors of Broadbase since January 1996, and joined our Board of Directors upon the acquisition of Broadbase in June 2001. Mr. Harvey has been a general partner of Benchmark Capital, a venture capital firm, since it was founded in January 1995 Mr. Harvey is also a director of several privately held companies. Mr. Harvey holds a B.S. in electrical engineering from Rice University.

Committees of the Board of Directors

Audit Committee.    The current members of our audit committee are Messrs. Frick, Harvey and Zarrabian. We believe that each of the members of the audit committee meet the financial literacy standards, and that Messrs. Frick and Harvey meet the independence standards, required by the Nasdaq Stock Market’s Marketplace Rules. Mr. Zarrabian served as an executive officer of Broadbase until April 2001, but is no longer an employee of KANA or any of its affiliates (or a family member of any such employee). Notwithstanding this prior relationship, pursuant to the Nasdaq rules, the Board of Directors has determined that Mr. Zarrabian’s membership on the audit committee is in the best interests of KANA and its stockholders.

Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our Board of Directors regarding the selection of independent accountants and reviews the results and scope of the audit and other services provided by our independent accountants. The audit committee met 7 times during 2001.

Compensation Committee.    The current members of our compensation committee are Messrs. Frick and Harvey. The compensation committee determines the compensation of our Chief Executive Officer, reviews and approves all other executive officers’ compensation (including salary and payments under the annual executive bonus plans), in each case based in part upon the recommendation of the Chief Executive Officer, and makes recommendations to our Board of Directors concerning equity incentive compensation for our officers and employees. The compensation committee also administers our 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and our Broadbase Software 1999 Employee Stock Purchase Plan and 1999 Equity Incentive Plan. Certain of our officers, our outside counsel and consultants may occasionally attend the meetings of the compensation committee. However, no officer of KANA is present during discussions or deliberations regarding that officer’s own compensation. The compensation committee met 3 times during 2001.

Director Compensation

Except as set forth below, we currently do not compensate any non-employee member of the board. Directors who are also our employees do not receive additional compensation for serving as directors.

Non-employee directors are eligible to receive discretionary option grants and stock issuances under the 1999 Stock Incentive Plan. In February, 2002, Messrs. Frick and Harvey were each granted options to purchase 100,000 shares of common stock, with exercise prices of $11.45 per share, under the Kana 1999 Stock Incentive Plan, each of which will vest and become exercisable, for as long as the individual is serving as a director to KANA, as to 1/48th of the total shares granted each month. In the event of a change in control of at least 50% of the voting stock of the Company, in conjunction with an involuntary termination of the optionee’s service to the Company (and/or its successor) as a director, then the remaining unvested shares shall immediately vest. In addition, under the 1999 Stock Incentive Plan, each new non-employee director receives an automatic option grant for 4,000 shares upon his or her initial appointment or election to the board, and continuing non-employee directors receive an automatic option grant for 1,000 shares on the date of each annual meeting of stockholders. All options automatically granted to directors under this plan are fully vested and exercisable as of the date of grant.

The Board of Directors recommends a vote for the election of the nominated directors.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

We have selected PricewaterhouseCoopers LLP as our independent accountants to perform the audit of our financial statements for 2002, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at our annual meeting, will have the opportunity to make a statement at our meeting if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the ratification of  the selection of PricewaterhouseCoopers LLP as our independent accountants

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before our annual meeting, and we are not aware of any matters to be brought before our meeting except as specified in the notice of our meeting. As to any business that may properly come before our meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

RELATIONSHIP WITH OUR INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP has served as our independent accountants since March 2000 and was our independent accountants for the fiscal year ended December 31, 2001. As above, the Board has selected PricewaterhouseCoopers LLP to serve as our independent auditor for the fiscal year ending December 31, 2002.

Audit services performed by PricewaterhouseCoopers for fiscal 2001 consisted of the examination of KANA’s financial statements and services related to filings with the Securities and Exchange Commission (SEC), tax compliance services and acquisition-related services.

Fiscal 2001 Audit Firm Fee Summary

During fiscal year 2001, we retained our principal independent accountants, PricewaterhouseCoopers, to provide services in the following categories and amounts:

Audit Fees	$288,800
Financial information systems design and implementation	—
Internal Audit Services	—
All Other Fees:
Statutory audits	—
Tax Compliance	213,190
Acquisition-related services	535,515

Total Fees	$1,037,505

Our audit committee considers at least annually whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining auditor independence.

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of KANA’s financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of the Nasdaq National Market, except with respect to one member of the Committee to the extent permitted by Nasdaq (please see “Committees of the Board of Directors” on page 4 of this proxy statement). The Committee operates pursuant to a charter which has been most recently approved, as amended, by the Board of Directors in April 2002. The Audit Committee meets with our management and with our independent accountants, with and without management present, to discuss the scope and plans for their audit, the results of their examinations, their evaluations of KANA’s internal controls and the overall quality of KANA’s financial reporting. The Committee held seven meetings during 2001.

In performing its oversight role during the period since its last report, the Audit Committee considered and discussed KANA’s audited financial statements with management and our independent accountants. The Committee also discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining their independence as our auditors and has discussed with our independent accountants their independence as our auditors. Based on the discussions with management and the independent accountants, the Committee recommended to the Board of Directors that KANA’s audited financial statements that were considered and discussed with management and our independent accountants be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended December 31, 2002.

Members of the Committee rely on the information provided to them and on the representations made to the Committee by management and our independent accountants without conducting independent verification of the accuracy of such information and representations. Accordingly, the Committee’s oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not ensure that any audit of KANA’s financial statements conducted by our internal and independent accountants has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.

AU	DIT COMMITTEE:

Ro	bert W. Frick, Chairman

Ke	vin Harvey, Member

Ma	ssood Zarrabian, Member

EXECUTIVE OFFICERS

In addition to the executive officers who are members of the Board of Directors, the following individuals are executive officers of the Company:

Tom Doyle.    Mr. Doyle has been our Chief Operating Officer since the merger with Broadbase in June 2001. Previously, Mr. Doyle served first as Executive Vice President of Sales and then as Chief Operating Officer of Broadbase. Prior to joining Broadbase, Mr. Doyle was Senior Vice President of Worldwide Sales at Reasoning Inc., joining Reasoning in 1996 from Tandem Computers where he was Director of North American Sales Operations. At Tandem, he held numerous sales and sales management positions in Houston, Texas, Atlanta, Georgia and Cupertino, California. Before joining Tandem, Mr. Doyle participated in the start-up operations and initial channel development with Fortune Systems. Mr. Doyle obtained his B.S. in Finance from the University of Missouri.

Brett White.    Mr. White has been our Chief Financial Officer since the merger with Broadbase, where he also served as Chief Financial Officer since May 2001. Previously, from February 1999 to February 2000, Mr. White was the Managing Executive Vice President of Field Financial Operations for marchFIRST. He also served as Executive Partner in charge of Finance and Operations for the professional services firm of USWeb/CKS before it merged with marchFIRST. His experience also includes 10 years of executive level positions at Oracle including Vice President of Finance for Worldwide Consulting Services and Vertical Markets. Mr. White holds a B. A. in Business Economics from the University of California, Santa Barbara.

Chris Maeda.    Dr. Maeda has been our Chief Technology Officer since the merger with Broadbase in June 2001, where he served as Chief Technology Officer after joining Broadbase as Executive Vice President of Engineering. Dr. Maeda was co-founder of Rubric and served as Rubric’s Chief Technology Officer from March 1997 to January 2000. Rubric was acquired by Broadbase in February of 2000. From May 1995 to February 1997, Dr. Maeda held various positions at the Xerox Palo Alto Research Center. Dr. Maeda holds a B.S. in computer science from the Massachusetts Institute of Technology, and M.S. and Ph.D. in computer science from Carnegie Mellon University.

Harold K. (Bud) Michael.    Mr. Michael joined KANA upon the merger with Broadbase in June 2001 as Senior Vice President of Products. He currently serves as Executive Vice President, Products & Marketing. Previously, since December 2000, Mr. Michael served as Senior Vice President, Product Management for Broadbase. From January 1999 to December 2000, Mr. Michael held positions at Decisionism, including the position of Senior Vice President of Business-to-Business Markets. Previously, Mr. Michael held executive positions with technology companies including Intel, Tandem Computer, Sequent Computers, Client Systems, LLC and RSA Companies, Inc. Mr. Michael holds a B.S. in Economics from Stanford University.

Vicki Amon-Higa.    Ms. Amon-Higa joined KANA upon the merger with Broadbase in June 2001 as Vice President, Integration. She currently serves as Vice President of Corporate Development & Human Resources. Previously, from October 1999 to January 2001, Ms. Amon-Higa headed worldwide business operations for the AppleCare division of Apple Computer. From July 1996 to September 1999, she worked as an independent consultant for clients such as Pixar Animation Studios and Apple Computer. Previously, Ms. Amon-Higa held various quality and management positions with ADPgsi, NeXT Computer, Hughes Aircraft and Florida Power & Light. Ms. Amon-Higa holds a B.A. in Asian Studies from the University of California and a Master’s in International Management from the American Graduate School of International Management, Thunderbird Campus.

OWNERSHIP OF SECURITIES

Table of Beneficial Ownership

The table below sets forth information regarding the beneficial ownership of our common stock as of April 17, 2002, by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;

•	each of the Named Executive Officers;

•	each of our directors; and

•	all current directors and executive officers as a group.

Applicable percentage ownership in the following table is based on 22,743,989 shares of common stock outstanding as of April 17, 2002 as adjusted to include all options exercisable within 60 days of April 17, 2002 held by the particular stockholder and that are included in the first column.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o KANA Software, Inc., 181 Constitution Drive, Menlo Park, CA 94025. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
Executive Officers and Directors:
Chuck Bay (1)	162,706	*
Kevin Harvey (2)	1,050,025	4.6
James C. Wood (3)	258,883	1.0
Massood Zarrabian (4)	95,608	*
Chris Maeda (5)	62,122	*
Tom Doyle (6)	54,176	*
Robert W. Frick (7)	27,703	*
Brett White (8)	25,144	*
Harold K. (Bud) Michael (9)	33,982	*
All current directors and executive officers as a group (10 persons) (11)	1,786,681	7.8

5% Stockholder:
Amerindo Investment Advisors, Inc. (12)	1,421,964	6.3

*	Less than one percent.

1.
Represents 24,566 shares held by Mr. Bay, of which 3,222 shares are subject to a right of repurchase that lapses as to 358 shares per month until December 2002, and options that will be exercisable as to 138,140 shares as of June 16, 2002. Mr. Bay is Chief Executive Officer and President of KANA.

2.
Represents 791,138 shares of common stock held by Benchmark Capital Partners, L.P. 107,198 shares held by Benchmark Founders’ Fund, L.P., and 140,739 shares held by Mr. Harvey, and options that will be exercisable as to 10,950 as of June 16, 2002 shares held by Mr. Harvey that are fully vested and exercisable. Mr. Harvey, a member of the board of directors of KANA, is a general partner of Benchmark Capital Management Co., LLC, the general partner of Benchmark Capital Partners, L.P. and Benchmark Founders’ Fund, L.P. Mr. Harvey disclaims beneficial ownership of shares held by Benchmark Capital except to the extent of his pecuniary interest arising from his interest in Benchmark Capital. The address for Mr. Harvey is c/o Benchmark Capital, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

3.	Represents 244,062 shares held by Mr. Wood and options that will be exercisable as to 14,821 shares as of June 16, 2002. Mr. Wood is Chairman of the Board of Directors of KANA.

4.	Represents 3,350 shares held by Mr. Zarrabian and options that will be exercisable as to 92,258 shares as of June 16, 2002. Mr. Zarrabian is a director of KANA.

5.	Represents 30,724 shares held by Mr. Maeda and options that will be exercisable as to 31,398 shares as of June 16, 2002. Mr. Maeda is the Chief Technology Officer of KANA.

6.	Represents 904 shares held by Mr. Doyle and options that will be exercisable as to 53,272 shares as of June 16, 2002. Mr. Doyle is the Chief Operating Officer of KANA.

7.	Represents 15,703 shares held by Mr. Frick and options that will be exercisable as to 12,000 shares as of June 16, 2002. Mr. Frick is a director of KANA.

8.	Represents options that will be exercisable as to 24,547 shares as of June 16, 2002. Mr. White is the Chief Financial Officer of KANA.

9.	Represents 582 shares held by Mr. Michael and options that will be exercisable as to 33,400 shares as of June 16, 2002. Mr. Michael is the Executive Vice President, Products & Marketing of KANA.

10.
Includes 3,222 shares that are subject to a right of repurchase that lapses as to 358 shares per month until December 2002 and options that will be exercisable as to 427,118 shares as of June 16, 2002.

11.	The address of Amerindo Investment Advisors, Inc. is One Embarcadero Center, Suite 2300, San Francisco, California 94111.

12.
Certain Named Executive Officers who are no longer with KANA are not listed in the table above. These individuals, William R. Phelps, Nigel K. Donovan and Michael J. McCloskey, held 39,542, 10,000 and 186,666 shares, respectively, as of their respective departure dates. Mr Donovan also holds options that will be exercisable as to 25, 766 shares as of June 16, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2001 transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2001, we believe that the executive officers and the board members complied with all their reporting requirements under Section 16(a) for 2001 except for certain gifts of shares made by Mr. Bay aggregating less than 7,000 shares which were not reported on a Form 5 by the deadline for such filing.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, and the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report in this document shall not be incorporated by reference in any such filings.

The Compensation Committee acts on behalf of the Board to establish the Company’s general compensation policies for all employees and to determine the compensation for the Chief Executive Officer and makes recommendations to the Board regarding compensation for the other executive officers. It also administers the Company’s stock plans. Additionally, the Committee is routinely consulted to approve compensation packages for newly-hired executives. The Committee’s compensation policy for executive officers is designed to promote continued performance, and to attract, motivate and retain talented executives responsible for the success of the Company.

Executive Compensation.    At the conclusion of each fiscal year the Committee meets with the Chief Executive Officer to consider executive compensation plans for the next fiscal year. The Committee determines the compensation levels for the executive officers by reviewing certain independent information sources as they are available, and from the recommendations of the Chief Executive Officer. When reviewing with the members of the Committee, the Chief Executive Officer considers individual and corporate performance, levels of responsibility and competitive pay practices. These factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

Our executive officers are paid base salaries in line with their responsibilities, as determined in the discretion of this Committee. Executive officers are also eligible to receive incentive stock and cash bonuses based on achievement of performance targets established at the beginning of the fiscal year. During fiscal year 2001, the objectives used by us as the basis for incentive bonuses were the achievement of quarterly corporate revenue goals, corporate cash management goals, and success with strategic initiatives.

Long-term equity incentives for our executive officers and non-executive employees are effected through stock option grants under either our 1999 Stock Incentive Plan, 1999 Special Stock Option Plan or Broadbase Software, Inc. 1999 Equity Incentive Plan. This Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. Substantially all of the our full-time non-executive employees participate in either our 1999 Stock Incentive Plan or our Broadbase Software, Inc. 1999 Equity Incentive Plan. The number of shares subject to each stock option granted to executive officers is within the discretion of the Committee and is based on each executive’s position within the Company, past performance, anticipated future contributions, and prior option grants. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During 2001, executive officers received options to purchase 1,896,109 shares of common stock.

Each grant allows the executive to acquire shares of our common stock at a fixed price per share (the market price on the grant date) in installments generally over a four-year period. The option grants will provide a return only if the market price of our stock appreciates over the option term. As of April 17, 2002, executive officers of KANA owned an aggregate of 57,373 shares of common stock (including restricted shares) and had the right to acquire an additional 297,089 shares of common stock upon the exercise of employee stock options which are exercisable within sixty days of April 17, 2002. These interests, exclusive of other outstanding options, represented in the aggregate 1.6% of our outstanding capital stock on April 17, 2002. We intend to continue our strategy of encouraging our executive officers to become stockholders.

CEO Compensation.    The annual base salary for Mr. Bay is reviewed and approved annually by this Committee, and is based upon the criteria set forth above under the discussion of Executive Compensation. Mr. Bay’s target incentive cash bonus is tied to corporate revenue goals, achieving designated corporate objectives, and satisfactorily managing our overall corporate business plan.

Tax Policy.    Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of our executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of KANA. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of our business may result in highly variable compensation for a particular time period. Moreover, the Committee believes that our flexibility in implementing our compensation philosophy in 2001 has played a substantial part in enabling us to attract and retain our key executives. The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of our executives.

CO	MPENSATION COMMITTEE:

Ke	vin Harvey, Chairman

Ro	bert W. Frick, Member

Compensation Committee Interlocks and Insider Participation

During 2001, our compensation committee consisted of Messrs. Beirne and Hahn through June 2001, and then Messrs. Frick and Harvey thereafter. No members of the compensation committee were also employees of us or our subsidiaries during 2001 or at any time prior to 2001. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Summary of Cash and Certain Other Compensation for Executive Officers

Summary Compensation Table.    The following table sets forth certain information concerning compensation earned for the year ended December 31, 2001, by (1) individuals who served as our Chief Executive Officer during 2001 and the individual who is currently serving as our Chief Executive Officer, and (2) by each of our four other most highly compensated current executive officers whose salary and bonus for 2001 exceeded $100,000 and (3) up to two additional individuals who would have qualified under clause (2), but for the fact that the individual was not serving as an executive officer of KANA at the end of 2001. The listed individuals are referred to in this report as the Named Executive Officers.

The salary figures include amounts the employees invested into our tax- qualified plan pursuant to Section 401(k) of the Internal Revenue Code. However, compensation in the form of perquisites and other personal benefits that constituted less than the lesser of either $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in 2001 is excluded. The option grants reflected in the table below for 2001 were made under our 1999 Stock Option Issuance Plan.

	Annual Compensation			All Other Compensation ($)	Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)
Chuck Bay (1)	2001	101,150	—	—	746,651	(2)
Chief Executive Officer, President and Director

James C. Wood (3)	2001	25,345	—	—	40,000
Former Chief Executive Officer	2000	141,667	75,000	—	10

Michael J. McCloskey (4)	2001	20,193	—	—	—
Former Chief Executive Officer	2000	150,000	—	—	37,510	(5)
	1999	81,250	—	—	186,667

Bud Michael (6)	2001	92,783	235,557	—	250,300	(2)
Executive Vice President, Marketing & Engineering

William R. Phelps (7)	2001	79,335	45,000	50,000	—
Former Vice President, Professional Services	2000	200,000	60,000	—	19,510	(8)
	1999	130,000	56,000	—	41,333

Nigel K. Donovan (9)	2001	155,804	—	—	50,000
Former Chief Operations Officer	2000	127,500	100,000	—	20,010

Tom Doyle (10)	2001	100,483	—	—	295,750	(2)
Chief Operating Officer

Brett White (11)	2001	92,673	—	—	120,250	(2)
Chief Financial Officer

Chris Maeda (12)	2001	71,363	—	—	132,153	(2)
Chief Technology Officer

1.
Mr. Bay joined us as Chief Executive Officer, President and Director in June 2001 in connection with our acquisition of Broadbase. Annual compensation reflects only compensation paid since the merger with Broadbase in June 2001.

2.
Options granted in 2001 to Messrs. Bay, Michael, Doyle, White and Maeda include options granted pursuant to the stock incentive plans for Broadbase in 2001 that have been assumed by us. Options granted to Messrs. Bay, Michael, Doyle, and Maeda prior to 2001 were granted pursuant to the stock incentive plans for Broadbase that have been assumed by us. Certain options provide for acceleration of some or all of the  unvested shares upon certain circumstances involving a change of control as described below in the table under the heading “Option Grants in Last Fiscal Year.”

3.
Mr. Wood joined us as a director in April 2000 in connection with our acquisition of Silknet and served as our President from May 2000 to January 2001. In January 2001, Mr. Wood became our Chief Executive Officer and served until Mr. Bay was appointed Chief Executive Officer in June 2001.

4.	Mr. McCloskey served as our Chief Executive Officer from June 1999 through January 2001.

5.	An option for 37,500 shares granted to Mr. McCloskey on April 19, 2000 was cancelled on October 25, 2000.

6.	Mr. Michael joined us in June 2001 in connection with our acquisition of Broadbase. Annual compensation reflects only compensation paid since the merger with Broadbase in June 2001.

7.	Mr. Phelps terminated his employment with us in April 2001.

8.	An option for 15,000 shares granted to Mr. Phelps on February 22, 2000 was cancelled on October 25, 2000.

9.	Mr. Donovan began his employment with us in April 2000 in connection with the acquisition of Silknet. He terminated his employment with us in October of 2001.

10.	Mr. Doyle began his employment with us in June 2001 in connection with our acquisition of Broadbase. Annual compensation reflects only compensation paid since the merger with Broadbase in June 2001.

11.	Mr. White began his employment with us in June 2001 in connection with our acquisition of Broadbase. Annual compensation reflects only compensation paid since the merger with Broadbase in June 2001.

12.	Mr. Maeda began his employment with us in June 2001 in connection with our acquisition of Broadbase. Annual compensation reflects only compensation paid since the merger with Broadbase in June 2001.

Executive Officer Stock Options

Table of Option Grants during Last Fiscal Year.    The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in 2001. We granted options to purchase up to a total of approximately 7,120,000 shares to employees during the year (including grants made by Broadbase in 2001 which were assumed by KANA upon the Broadbase merger), and the table’s percentage column shows how much of that total was granted to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during 2001.

The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock price appreciation of 0%, 5%, and 10%, compounded annually. The potential realizable value is calculated based on the closing price of the common stock on the date of grant, assuming that price appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. The stock price appreciation rates of 0%, 5%, and 10% are assumed pursuant to the rules of the Securities and Exchange Commission. We can give no assurance that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Individual Grant		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
				Exercise Price ($/Sh)	Expiration Date	0% ($)	5% ($)	10% ($)
Chuck Bay	241,500	(1)	3.40	8.76	04/11/2011	—	1,330,452	3,371,626
	3,313		*	0.10	10/12/2011	22,197	36,365	58,102
	1,838		*	3.40	12/11/2011	24,997	44,647	74,795
	500,000	(2)	7.00	14.41	12/13/2011	—	4,531,186	11,482,914

James C. Wood	40,000		*	12.40	04/26/2011	—	188,136	593,372

Michael J. McCloskey	—		*	N/A	N/A	N/A	N/A	N/A

Harold K. (Bud) Michael	4,725		*	54.76	01/31/2011		162,721	412,367
	12,075		*	8.76	04/11/2011	—	66,523	168,581
	10,500		*	18.76	06/28/2011	—	123,880	313,935
	20,000		*	3.70	10/01/2011	—	46,538	117,937
	3,000		*	0.10	10/12/2011	20,100	32,929	52,612
	200,000	(1)	2.80	14.41	12/13/2011	—	1,812,474	4,593,166

William R. Phelps	—		*	N/A	N/A	N/A	N/A	N/A

Nigel K. Donovan	50,000		*	12.40	04/26/2011	—	235,170	741,715

Tom Doyle	42,000		*	8.76	04/11/2011	—	231,383	586,370
	3,750		*	0.10	10/12/2011	25,125	41,162	65,765
	250,000	(1)	3.50	14.41	12/13/2011	—	2,265,593	5,741,457

Brett White	47,250	(3)	*	8.76	05/18/2011	—	260,306	659,666
	3,000		*	0.10	10/12/2011	20,100	32,929	52,612
	70,000	(1)	1.00	14.41	12/13/2011	—	634,366	1,607,608

Chris Maeda	10,500		*	28.87	03/06/2011	—	190,640	483,119
	43,300		*	8.76	04/11/2011	—	238,545	604,519
	2,250		*	0.10	10/12/2011	15,075	24,697	39,459
	1,103		*	3.40	12/11/2011	15,001	26,793	44,885
	75,000	(1)	1.10	14.41	12/13/2011	—	679,678	1,722,437

*	Denotes less than one percent (1%).

1.
The option agreement includes a provision which specifies that in the event of a change in control of at least 50% of the voting stock of KANA, in conjunction with either (a) the actual termination of employment by KANA without cause, or (b) the termination of employment by the individual after constructive termination of employment by KANA without cause, then 50% of the unvested shares shall immediately vest.

2.	The option agreement includes a provision that specifies that in the event of a change in control of at least 50% of the voting stock of KANA, then 50% of the unvested shares shall immediately vest.

3.
The option agreement includes a provision which specifies that in the event such individual’s employment is terminated by KANA, or its successor in interest, either (a) without cause or (b) in conjunction with a change in control of at least 50% of the stock of KANA or its successor in interest, then 25% of the original amount of this grant shall immediately vest; furthermore, in instance (b), an additional 50% of the unvested shares at the time of the termination shall immediately vest.

Table of Aggregated Option Exercises and Fiscal Year-End Values.    The following table sets forth the number of shares underlying exercisable and unexercisable options held by the Named Executive Officers at the end of 2001, and the value of such options. None of the Executive Officers exercised any options during 2001, other than Mr. Donovan. None of them exercised any stock appreciation rights during 2001, and none held any stock appreciation rights at the end of the year.

The value realized is based on the fair market value of our common stock on the date of exercise, minus the exercise price payable for the shares, except in the event of a same day sale transaction, in which case the actual sale price is used.

	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Chuck Bay	—	—	40,288	706,416	431,053	4,772,182
James C. Wood	—	—	10,137	34,023	47,069	235,331
Michael J. McCloskey	—	—	—	—	—	—
Harold K. (Bud) Michael	—	—	6,136	240,489	62,342	1,467,927
William R. Phelps	—	—	—	—	—	—
Nigel K. Donovan	30,000	485,538	35,342	4,999	315,362	—
Tom Doyle	—	—	27,758	305,565	406,383	1,978,213
Brett White	—	—	6,891	113,359	73,734	843,421
Chris Maeda	—	—	17,536	122,097	147,399	830,286

Employment Arrangements, Termination or Employment Arrangements and Change in Control Arrangements

In June 1999, we entered into an employment arrangement with Mr. McCloskey, our former Chief Executive Officer. In connection with this arrangement, we granted Mr. McCloskey an option to purchase 186,667 shares of common stock, which Mr. McCloskey exercised in June 1999. Of these shares, 111,910 were subject to a right of repurchase granted to us which would have allowed us to repurchase those shares at the option exercise price paid per share, to the extent those shares are unvested at the time of his termination of service. Under the stock purchase agreement and the terms of Mr. McCloskey’s employment arrangement, the unvested shares vested in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from June 17, 1999. Michael McCloskey resigned as CEO in January 2001. In March 2001, Mr. McCloskey resigned as an employee of our company. In addition, the Board of Directors approved the accelerated vesting of the 87,111 shares that remained unvested under such option grant.

In connection with our merger with Broadbase, we assumed terms stated in offer letters to Mr. Bay and Mr. Doyle which state that in the event of a change of control and involuntary termination, 50% of any unvested options will immediately vest.

In connection with our merger with Broadbase, we assumed terms stated in an offer letter to Mr. White providing that in the event of a change of control, in conjunction with his involuntary termination, 50% of any unvested options would immediately vest, and that Mr. White would be entitled to one year’s severance, including option vesting, in the event of a termination without cause or a change in control coupled with his termination.

Certain options held by Named Executive Officers provide for acceleration of some or all of the unvested shares upon certain circumstances involving a change of control as described above in the table under the heading “Option Grants in Last Fiscal Year.”

Generally, our option grants to employees, other than those under the 1999 Special Stock Option Plan, provide that if we are acquired by merger or asset sale and the employee is not offered employment by the successor entity, then 25% of any unvested shares held by that individual will vest and no longer be subject to repurchase.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales of Securities

In June 2001, we closed a merger with Broadbase. In connection with the merger, each share of Broadbase common stock outstanding immediately prior to the consummation of the merger was converted into the right to receive 0.105 shares of KANA common stock (the “Exchange Ratio”) and KANA assumed Broadbase’s outstanding stock options and warrants based on the Exchange Ratio, issuing approximately 8.7 million shares of KANA common stock and assuming options and warrants to acquire approximately 2.7 million shares of KANA common stock. In December 2001, we sold 10,000 shares of our common stock for net proceeds of $100,000 to Amerindo Investment Advisors, a holder of more than 5% of our outstanding common stock.

Loans to and Other Arrangements with Officers and Directors

In connection with the option exercises described under “Employment Arrangements, Termination of Employment Arrangements and Change of Control Arrangements,” Mr. Frick delivered a five-year full recourse promissory note in the amount of $299,997 and bearing interest at an annual rate of 6.0%. The balance of $342,898 at December 31, 2001 was fully repaid in January 2002.

We entered into an employment arrangement with Mr. McCloskey, our former Chief Executive Officer. See “Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements.”

We have granted options to our executive officers and directors and we have assumed options granted by Broadbase. See “Management—Director Compensation” and “—Executive Compensation.”

We have entered into an indemnification agreement with each of our executive officers and directors containing provisions that may require us, among other things, to indemnify our executive officers and directors against liabilities that may arise by reason of our status or service as executive officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transaction

During 2001, we provided products and consulting services to a company that is affiliated with a director of KANA. We recognized approximately $547,000 in revenue related to the company in the year ended December 31, 2001. In addition, we purchased software products from this company in 2001 totaling $1,034,000. The purchase cost of the software is included in fixed assets in 2001. Management believes that this contract has rates and terms that are comparable with those entered into with independent third parties.

STOCK PERFORMANCE GRAPH

The stock price performance graph below is required by the SEC and should not be deemed to be incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or filed under such acts.

The graph compares (i) the cumulative total stockholder return on our Common Stock from our public offering in September 1999 to December 31, 2001 (measured by the difference between closing prices on each such date) with (ii) the cumulative total return of the Nasdaq National Market Index and the JP Morgan H&Q Internet 100 over the same period, assuming the investment of $100 in our common stock and in both of the other indices on the date of the our initial public offering, and reinvestment of all dividends.

Comparison of Cumulative Total Returns

	September 21, 1999	December 31, 1999	December 31, 2000	December 31, 2001
KANA COMMUNICATIONS, INC.	$100.00	$1366.67	$153.33	$25.95
NASDAQ STOCK MARKET (U.S.)	100.00	143.66	86.41	68.56
JP MORGAN H&Q INTERNET 100	100.00	204.83	78.81	50.71

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2002 annual meeting of stockholders must have been received no later than January 25, 2002. Stockholders wishing to bring a proposal before the 2002 annual meeting of stockholders (but not include it in the proxy materials for this meeting) must have provided written notice of such proposal to the Secretary of KANA at our principal executive offices no later than March 6, 2002.

Whether or not you plan to attend our annual meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at our meeting.

                              KANA Software, Inc.
                             181 Constitution Drive
                          Menlo Park, California 94025

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles Bay and Eric Willgohs, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock, $0.001 par value, of KANA Software, Inc. (the "Company") held of record by the undersigned on
April 17, 2002, at the Annual Meeting of Stockholders of the Company to be held on June 4, 2002, and at any continuations or adjournments thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Directors nominees named below, FOR Proposal No. 2, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting.

                          (Continued on Reverse Side)

                               KANA SOFTWARE, INC.

                               A New Way to Vote
                                VOTE BY INTERNET
                         24 Hours a Day - 7 Days a Week
                            It's Fast and Convenient

                   INTERNET           OR             MAIL
                   --------                          ----
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     o  Go to the Website listed above.    o  Mark, sign and date your proxy
                                              card.

     o  Have your proxy card ready.        o  Detach your proxy card.

     o  Enter your Control Number          o  Return your proxy card in the
        located above your name and           postage paid envelope provided.
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     o  Follow the simple instructions
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               Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned
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               there is no need for you to mail back your proxy card.

       \/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET \/
--------------------------------------------------------------------------------

The  Board of Directors recommends that you vote FOR ALL the Board of Directors nominees.
1.   The election of Charles Bay and James C. Wood as Class III directors of the
     Company, to serve until the Company's 2005 annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation, death or removal.

     FOR ALL  [_]              AGAINST ALL  [_]           FOR ALL EXCEPTION  [_]

To withhold authority to vote for a particular nominee, please mark "For All
Except" above, and write the nominee's name here:_______________________

The Board of Directors recommends that you vote FOR Proposal No. 2.
2.   Ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended December
     31, 2002.

     FOR  [_]                  AGAINST  [_]               ABSTAIN            [_]

     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Whether or not you expect to attend the meeting please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

Mark here for address change and note on address label    [_]

Date: ___________________________________________________

Signature: ______________________________________________

Date: ___________________________________________________

Signature: ______________________________________________

     The Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians indicate their capacities. If the signer is a corporation, please print full corporate name and indicated capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                  This is your proxy. Your vote is important.

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                         THIS SPACE MUST BE LEFT BLANK